Exhibit 99.1

CONSENT OF NOMINEE

I, the undersigned, consent to be referred to as a nominee to the Board of Directors of Memec, Inc. in the Registration Statement on Form S-1 of Memec, Inc., the Prospectus constituting a part thereof and any further amendments thereto.

/s/ JUDITH M. O’BRIEN

Judith M. O’Brien